Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BuzzFeed Inc. of our report dated February 26, 2021 relating to the financial statements of CM Partners, LLC , which appears in the Registration Statement on Form S-1 (No. 333-262105) of BuzzFeed, Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-262105) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 8, 2022